UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 27, 2009
CVB FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	0-10140 (Commission file number)	95-3629339 (I.R.S. employer identification number)

701 North Haven Avenue, Ontario, California (Address of principal executive offices)	91764 (Zip Code)
Registrant’s telephone number, including area code: (909) 980-4030
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2.):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-(c))

Item 8.01 Other Events
On July 27, 2009, CVB Financial Corp., a California corporation (the “Company”), consummated the previously announced underwritten public offering of common stock at a purchase price of $5.85 per share of common stock. In connection therewith, the underwriters exercised their overallotment option, and, accordingly, the Company sold in the underwritten public offering an aggregate of 22,655,000 shares of its common stock resulting in net proceeds to the Company of approximately $126.0 million. A copy of the press release announcing the consummation of the public offering is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits
(d)
Exhibit 99.1. Press Release, dated July 27, 2009, announcing the consummation of the public offering of common stock.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: July 27, 2009	CVB FINANCIAL CORP. (Registrant)
	By:	/s/ Edward J. Biebrich, Jr.
		Name:	Edward J. Biebrich, Jr.
		Title:	Executive Vice President and Chief Financial Officer